UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2025

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2026 Long Term Incentive Plan Awards

On and effective as of November 28, 2025, the Compensation and Leadership Development Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of FuelCell Energy, Inc. (the “Company”) approved the specific components of, and the payout calibration for, certain awards to be made under the Company’s Long Term Incentive Plan (the “LTI Plan”) for fiscal year 2026. The LTI Plan is a sub-plan consisting of awards made under the Company’s 2018 Omnibus Incentive Plan, as amended and restated (the “Omnibus Incentive Plan”). The participants in the LTI Plan include the Company’s currently-serving named executive officers identified in the table below (the “NEOs”).

The Compensation Committee also approved grants to the NEOs other than the Chief Executive Officer of the Company (the “CEO”), and the independent members of the Board approved a grant to the CEO, in each case under the LTI Plan for fiscal year 2026 (collectively, the “FY 2026 LTI Grants”), consisting of two award components: (1) total shareholder return (“TSR”) performance shares (50% of the target long-term incentive award value) and (2) time-vesting restricted stock units (50% of the target long-term incentive award value).

The performance measure for the TSR performance shares is the absolute TSR of the Company, measured over three performance periods: from November 1, 2025 through October 31, 2026 with respect to 33% of the target number of performance shares (the “First Performance Period”); from November 1, 2025 through October 31, 2027 with respect to 33% of the target number of performance shares (the “Second Performance Period”); and from November 1, 2025 through October 31, 2028 with respect to 34% of the target number of performance shares (the “Third Performance Period” and, together with the First Performance Period and the Second Performance Period, the “Performance Periods”). Any performance shares earned based on TSR performance will remain subject to a continued service-based vesting requirement until the third anniversary of the date of grant.

TSR performance will be measured by subtracting the beginning stock price of $7.61, representing a 20-trading day average closing price, from the average closing price of the Company’s common stock over the 20 consecutive trading days ending on the last trading day of the applicable Performance Period, adding any dividends during the period, and then dividing the result by the beginning stock price.

The TSR performance goals for each performance period are as follows:

First Performance Period			Second Performance Period			Third Performance Period
Threshold (50%)	Target (100%)	Maximum (235% of Target)	Threshold (50%)	Target (100%)	Maximum (235% of Target)	Threshold (50%)	Target (100%)	Maximum (235% of Target)
20% TSR	35% TSR	50% TSR	20% TSR	35% TSR	50% TSR	20% TSR	35% TSR	50% TSR
$9.13	$10.27	$11.42	$10.96	$13.87	$17.12	$13.15	$18.72	$25.68

Each award is capped at 235% of the target number of performance shares, and each award is further subject to a stock price cap under which the award will be reduced proportionately if the price of the Company’s common stock at the time of payment exceeds a specified dollar amount.

The time-vesting restricted stock units granted in fiscal year 2026 will vest at a rate of one-third (1/3) of the total number of restricted stock units on each of the first three anniversaries of the date of grant.

None of the FY 2026 LTI Grants include any dividend equivalent or other stockholder rights.

The FY 2026 LTI Grants shall, to the extent necessary to avoid issuing shares in excess of the remaining shares reserved for issuance under the Omnibus Incentive Plan, be settled in cash. Otherwise, to the extent the awards are earned, they may be settled in shares or cash of an equivalent value.

The Form of Performance Share Award Agreement used for the TSR performance shares is filed herewith as Exhibit 10.1 and the Form of Restricted Stock Unit Award Agreement used for the time-vesting restricted stock units is filed herewith as Exhibit 10.2.

The target award values of the FY 2026 LTI Grants to the NEOs are as follows:

Named Executive Officer	Target 2026 LTI Plan Award
Jason Few President and Chief Executive Officer	$1,700,000
Michael S. Bishop Executive Vice President, Chief Financial Officer and Treasurer	$800,000
Joshua Dolger Executive Vice President, General Counsel and Corporate Secretary	$550,000

The number of time-vesting restricted stock units granted to each of the NEOs as of November 28, 2025, and the target number of performance shares granted to each of the NEOs as of November 28, 2025, were each determined by dividing one-half of the applicable target award value included in the table above by $7.61, the average closing price of the Company’s common stock over the 20-trading days preceding (and including) November 19, 2025.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit Number	Description

10.1	Form of FuelCell Energy, Inc. 2018 Omnibus Incentive Plan Performance Share Award Agreement – Contingent Cash Settlement (Absolute TSR).

10.2	Form of FuelCell Energy, Inc. 2018 Omnibus Incentive Plan Restricted Stock Unit Award Agreement -- Contingent Cash Settlement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: December 1, 2025	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer, and Treasurer